EXHIBIT 99.1

                                  PRESS RELEASE
                             (For Immediate Release)
                                  July 10, 2003

            PREMIERWEST BANCORP RECEIVES APPROVAL FOR LISTING ON THE
                             NASDAQ SMALLCAP MARKET

MEDFORD, OR - PremierWest Bancorp (OTC BB: PRWT), announced today that the company has received approval to list shares of its common stock on the Nasdaq SmallCap Market. John Anhorn, President & Chief Executive Officer, stated, "We have set July 31, 2003 as the effective date for listing on the Nasdaq SmallCap Market." Anhorn further noted, "PremierWest common stock will continue to trade under the ticker symbol "PRWT" when listed on the Nasdaq SmallCap Market." Shares of PremierWest Bancorp's common stock currently trade on the OTC Bulletin Board under the ticker symbol "PRWT" and will continue to trade on the OTC Bulletin Board until the NASDAQ listing becomes effective on July 31, 2003.

PremierWest Bancorp is the parent company of PremierWest Bank which offers full service banking through 25 branch offices located in Jackson, Josephine and Douglas counties in Oregon; and Siskiyou and Shasta counties in California. PremierWest Bank's Mortgage Division operates through offices in Roseburg, Klamath Falls, Grants Pass, and Medford, Oregon and Yreka and Redding, California. PremierWest Investment Services, a subsidiary of PremierWest Bank, provides investment services in Medford, Grants Pass and Roseburg, Oregon and Yreka, California. Premier Finance Company, a subsidiary of PremierWest Bank has offices located in Medford, Klamath Falls and Portland, Oregon.

This report contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in these statements. The forward-looking statements are made pursuant to the safe harbor provisions of Section 21D of the Securities Exchange Act of 1934, as amended. Those forward looking statements are based on management's assumptions and projections, and are sometimes identifiable by the use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements, and you should recognize that those statements are effective only as of the date of this release. You should anticipate that our actual performance may vary from those projections, and variations may be material and adverse. You should not rely solely on forward looking statements in evaluating an investment or prospective investment, and you should consider all uncertainties and risks discussed in the filings of PremierWest Bancorp with the Securities and Exchange Commission (SEC). Other risks that may cause our results to differ materially and adversely from management's expectations discussed here are general economic conditions in our market area and broader economic changes regionally and nationally, as well as the effect of bank regulatory changes. PremierWest undertakes no obligation to update any forward-looking statements contained herein.

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Contact:

PremierWest Bancorp

John Anhorn                                 Richard Hieb
President                                   Executive Vice President
& Chief Executive Officer                   & Chief Operating Officer
(541) 618-6020                              (541) 618-6020
John.Anhorn@PremierWestBank.com             Rich.Hieb@PremierWestBank.com
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Tom Anderson
Senior Vice President
& Chief Financial Officer
(541) 618-6020
Tom.Anderson@PremierWestBank.com
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